LEAK-OUT AGREEMENT

This LEAK-OUT AGREEMENT (hereinafter the “Agreement”) is made and entered into as of this 23rd day of June, 2017 (hereinafter the “Effective Date”), by and between Auctus Fund, LLC (hereinafter “Auctus” or the “Fund”) and Textmunication Holdings, Inc. (hereinafter “TXHD” or the “Company”). The Fund includes any affiliate or controlling person of Auctus, and any other agent, representative or other person with whom the Fund is acting in concert.

RECITALS

A. The Fund and the Company have entered into a Securities Purchase Agreement, dated July 22, 2016 by and between the Fund and the Company (hereinafter the “SPA” or the “Purchase Agreement”), pursuant to which the Fund purchased a certain Convertible Promissory Note issued on July 22, 2016, in the principal amount of $237,750.00 (hereinafter the “Note”);

B. Pursuant to that certain Settlement and Mutual General Release Agreement (hereinafter the “Settlement Agreement”), by and between the Fund and the Company, dated as of even date herewith, Fund has agreed to enter into this Agreement, which shall restrict the public sale, assignment, transfer, conveyance, hypothecation or alienation of all shares of the Company’s common stock issuable upon conversion of the Note (hereinafter the foregoing shares, collectively, the “Shares”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Except as otherwise expressly provided herein, and provided that the Company has not breached any of the provisions of the Settlement Agreement, commencing on the execution and delivery of this Agreement and ending on November 23, 2017 (the “Leak-Out Period”), Fund may only publicly sell its Shares acquired through the conversion of the Note, subject to the following conditions:

1.1 At any time during the Leak-Out Period, Fund may publicly sell daily the greater of 4,910,714 shares or 20% of the average daily trading volume over the prior 10-day trading period.

1.2 All Shares subject to this Agreement will be subject to irrevocable instructions delivered to the Transfer Agent, as defined in the Settlement Agreement, concurrently herewith in form and substance satisfactory to the Fund to ensure prompt compliance with the terms of this Agreement, including providing for releases of the Shares or removal of legends as set forth in such instructions. Such instructions will include a direction requiring the transfer agent to deliver to each party to this Agreement upon request a report setting forth the shareholdings of each party hereto and any transfers of such shares that may have occurred.

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1.3 The Fund agrees that it will not, directly or indirectly, engage in any short selling, hypothecation of Shares or by any other manner or method sell or lend Shares that would be averse to the publicly traded shares of Company during the Leak-Out Period.

1.4 Any transferee of any of the Shares covered by this Agreement, other than purchaser transactions permitted under a waiver by the Company pursuant to Section 2 or purchaser transactions in the open market, shall be subject to all of the terms and conditions of this Agreement, including, without limitation, all restrictions on the resale of such Shares, and for all such purposes, any such transferee shall be a “Fund” as defined herein.

1.5 Any purported transfer of Shares in violation of this Agreement shall be void and of no force or effect, and no such transfer shall be made or recorded on the books of the Company.

2. Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein.

3. In the event of: (a) a completed tender offer to purchase all or substantially all of the Company’s issued and outstanding securities; or (b) a merger, consolidation or other reorganization of the Company with or into an unaffiliated entity, then this Agreement shall terminate as of the closing of such transaction and the Shares restricted pursuant hereby shall be released from such restrictions.

4. Except as otherwise provided in this Agreement or any other agreements between the parties hereto, the Fund shall be entitled to its respective beneficial rights of ownership of the Shares, including the right to vote the Shares for any and all purposes.

5. All notices and other communications hereunder shall be in writing and shall be acceptable if (a) delivered personally or by telecopy, or (b) if sent by registered or certified mail (return receipt requested) and postage prepaid, or (c) if sent by reputable overnight courier, so long as the parties to this Agreement receive such notices at the addresses set forth in the Agreement or at such other address for a party as shall be specified by like notice. All notices shall be deemed to be given on the same day if delivered by hand or telecopy or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

6. The resale restrictions on the Shares set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

7. If the Company or Fund fails to fully adhere to the terms and conditions of this Agreement, such party shall be liable to the other party hereto for any damages suffered by any party hereto by reason of any such breach of the terms and conditions hereof. Fund agrees that in the event of a breach of any of the terms and conditions of this Agreement by Fund, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, the non-defaulting party may seek a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such defaulting Fund to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Fund to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company or its other shareholders may suffer as a result of any breach or continuation thereof.

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8. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

9. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Any action brought by either party hereto against the other concerning this Agreement shall be brought only in the federal or state courts of the Commonwealth of Massachusetts, sitting in Boston, Suffolk County, the Commonwealth of Massachusetts. In the event of default hereunder, the non-defaulting party shall be entitled to recover reasonable attorney’s fees and costs incurred in the enforcement of this Agreement.

10. The Parties each represent that before executing this Agreement each Party has had the opportunity to consult with competent legal counsel of its own choosing, carefully read the Agreement, and has been fully and fairly advised as to its terms. The Parties hereto agree that any rule of law or decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.

11. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one agreement. The parties hereto, and their respective successors and assigns, are hereby authorized to rely upon the signature of each person on this Agreement, which are delivered by facsimile, electronic signature or scanned electronic e-mail attachment, as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures of each such person. Signatures of the parties transmitted by facsimile or scanned e-mail attachment shall be deemed to be their original signatures for all purposes. This Agreement shall become effective when executed and delivered by the parties hereto.

12. In case any one or more of the provision contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal or unenforceable provision shall be reformed and construed so that it will be valid, legal and enforceable to the maximum extent permitted by law.

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Leak- Out Agreement as of the day and year first above written.

TEXTMUNICATION HOLDINGS, INC., (the Company)
a Nevada corporation

By:

Its:	CEO
Wais Asefi, CEO

AUCTUS FUND, LLC (the Fund)
a Delaware limited liability company

By
Its:	Alfred J Sollami Manager
[Name and Title]

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